Exhibit 10.1

535 W 24th Street

New York, NY 10011

Emmaus Life Sciences, Inc.

21250 Hawthorne Blvd., Ste 800

Torrance, CA 90503

February 28, 2018

Re:  Payoff Letter

Ladies and Gentlemen:

Reference is hereby made to that certain Securities Purchase and Security Agreement, dated December 29, 2017 (the “Loan Agreement”), by and between Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), and GPB Debt Holdings II, LLC (“GPB”).  The Company has requested payoff instructions with respect to the repayment in full of the indebtedness and all other obligations including but not limited to principal, accrued and unpaid interest, fees, costs and expenses (collectively, the “Obligations”) under the Loan Agreement as of the date hereof; the only indebtedness owing by the Company to GPB is under the Loan Agreement.  Capitalized terms not defined herein shall have the meaning as set forth in the Loan Agreement.

We hereby agree with the Company and confirm, as follows:

1.Notwithstanding anything in the Loan Agreement to the contrary, but solely to the extent received by GPB on or prior to February 28, 2018 (the “Proposed Payoff Date”), the aggregate amount, in U.S. dollars and immediately available funds, required to payoff the Obligations of the Company under the Loan Agreement on the Proposed Payoff Date, will be $13,409,347.51 (the “Payoff Amount”).  If GPB does not receive funds in an amount sufficient to repay the Payoff Amount in full on the Proposed Payoff Date, additional interest and fees shall accrue and be payable in the amount of U.S. $4,882.22 per day (the “Per Diem Amount”) until the Payoff Amount and accrued Per Diem Amounts, if any, are paid in full (such date, the “Payoff Date”). The Payoff Amount must be received by GPB, in U.S. dollars and immediately available funds, by 4:30 p.m. New York time on the Proposed Payoff Date in order for the Company to avoid the accrual of the Per Diem Amounts.

2.Payment of the Payoff Amount and the Per Diem Amounts, if any, shall be made by a wire transfer to GPB, as follows:

Bank:  Signature Bank

Bank Address:  Forest Hills, NY

ABA Routing Number:  026 013 576

Beneficiary Name:  GPB Debt Holdings II, LLC

Beneficiary Account:  1502521701

3.Upon GPB’s receipt of the Payoff Amount (together with any applicable Per Diem Amount) on the Payoff Date, all outstanding indebtedness and other amounts of the Company and/or any of its Subsidiaries owed to GPB pursuant to the Loan Agreement (including, without limitation and for the avoidance of doubt, the Obligations) shall automatically be deemed paid in full without any further action by any party and neither the Company nor any of its Subsidiaries shall have any remaining outstanding indebtedness owed to GPB pursuant to the Loan Agreement, and GPB hereby agrees to execute and deliver such further instruments and documents requested by the Company from time to time for the purpose of effectuating the intent of this letter.

4.Upon GPB’s receipt of the Payoff Amount, GPB agrees that the Loan Agreement and all other Transaction Documents, other than the Initial Warrant and the Registration Rights Agreement, shall automatically be terminated without any further action by any party, (ii)  all commitments of GPB to extend credit under the Loan Agreement, including under the Escrow Agreement, shall be terminated, (iii) all guarantees provided under the Loan Agreement or any other Transaction Document shall automatically be terminated and (iv) any security interest or lien granted under or pursuant to any Transaction Document in any personal property or real property securing amounts evidenced by the Transaction Documents shall automatically terminate and be of no further force and effect. Further, upon and after GPB’s receipt of the Payoff Amount, GPB hereby (a) agrees to promptly prepare, execute and deliver any such lien releases, mortgage releases, discharges of security interest, pledges and guarantees and other similar discharge or release documents, as may be requested by Borrower to release, as of record, the security interests and all notices of security interests and liens previously filed by GPB, (b) authorizes the Company to file, publish, and/or otherwise deliver the same (including, for the avoidance of doubt, UCC-3 financing statement terminations substantially in the form attached hereto as Exhibit A), and to deliver to any person a copy of this letter or any other termination or release deemed by the Borrower to be necessary or appropriate to evidence (and/or reflect on public record) the termination and release of all security interests and liens under the Transaction Documents, including termination of the IP Security Agreement for recording with the U.S. Patent and Trademark Office, (c) agrees to promptly deliver to the Company all instruments evidencing pledged debt and all equity certificates and any other similar collateral previously delivered in physical form by the Company to GPB under the Transaction Documents, and hereby authorizes the Company or its designee to cancel all such instruments of indebtedness and assignments or pledges of collateral; and (d) agrees to promptly deliver to the Escrow Agent a notice of termination of the Escrow Agreement and instructions to release the Escrow Funds to GPB and release the Escrow Note and Escrow Warrant to the Company.

5.For and in consideration of the agreements of GPB contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby forever releases and discharges GPB, each of its respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the “GPB Released Parties”) from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which the Company ever had, now has or might hereafter have against one or more of GPB Released Parties which relates, directly or indirectly, to the Loan Agreement or any of the other Transaction Documents or the transactions relating thereto, to the extent that any such claim, cause of action, damage or liability shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the Payoff Date. For avoidance of doubt, the foregoing release shall not apply to GPB’s obligations under this letter.

This letter and the Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties.

This letter may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  This letter may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

The terms of this letters hall be binding upon and shall inure to the benefit of each of the Company and GPB and their respective successors and assigns.

This letter may not be amended or modified except in writing signed by each of the Company and GPB.

All questions concerning the construction, validity, enforcement and interpretation of this letter shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter, the other parties hereto will not have an adequate remedy at law for money damages in the event that this letter is not performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which they may be entitled, at law or in equity.

Very truly yours,

GPB Debt Holdings II, LLC

By:	/s/ Evan Myrianthopoulos Name: Evan Myrianthopoulos Title: Managing Partner

ACKNOWLEDGED AND AGREED:

EMMAUS LIFE SCIENCES, INC.

By:	/s/ Yutaka Niihara Name: Yutaka Niihara Title: CEO

Exhibit A

[see attached]